UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 2, 2011

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Revolving Credit Agreement
On May 6, 2011, Energizer Holdings, Inc. (the “Company”) entered into an Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Syndication Agents, Citibank, N.A. and SunTrust Bank, as Co-Documentation Agents, and the other financial institutions referred to therein. The Credit Agreement amends and restates the Company’s Revolving Credit Agreement, dated as of November 16, 2004, as previously amended. The Credit Agreement provides for a 5-year revolving credit loan (the “Facility”) in an initial amount of up to $450,000,000. As of May 6, 2011, the outstanding indebtedness under the Credit Agreement is approximately $82.8 million. The obligations under the Credit Agreement are unsecured and are fully and unconditionally guaranteed by certain domestic subsidiaries of the Company.
The Credit Agreement contains customary reporting covenants, including, without limitation, relating to financial reporting, notices of default and adverse developments, ERISA notices, other indebtedness, other reports, environmental notices, new financing facilities, and other information. The Credit Agreement also contains customary affirmative covenants, including, without limitation, relating to corporate existence and power, conduct of business, compliance with laws, payment of taxes and claims, maintenance of insurance, inspection of property, keeping of books and records, ERISA compliance, maintenance of property, environmental compliance, use of proceeds, and addition of subsidiary guarantors. The Credit Agreement also contains customary negative covenants, including, without limitation, restrictions on the following: subsidiary indebtedness; sales of assets (not including permitted asset sales in connection with the Company’s receivables securitization facility); liens; investments; contingent obligations; conduct of business, new subsidiaries, acquisitions; transactions with shareholders and affiliates; restriction on fundamental changes; sales and leasebacks; margin regulations; ERISA obligations; corporate documents; fiscal year; subsidiary covenants; hedging obligations; issuance of disqualified stock; and non-guarantor subsidiaries.
The Credit Agreement contains financial covenants, including, without limitation, covenants pertaining to the following:
•	Maximum Leverage Ratio. The ratio of (i) all Indebtedness of the Company and its Subsidiaries other than Receivables Facility Attributed Indebtedness to (ii) EBITDA may not exceed 3.50 to 1.00, subject to exceptions which would allow such ratio to be as high as 4.00 to 1.00 for certain periods of four successive quarters (as such terms are defined in the Credit Agreement); and

•	Minimum Interest Expense Coverage Ratio: The ratio of (a) EBIT of the Company and its Subsidiaries to (b) total interest expense shall be greater than 3.00 to 1.00 as of the end of each fiscal quarter (as such terms are defined in the Credit Agreement).
The Credit Agreement contains customary events of default, including, without limitation, failure to make payments under the Credit Agreement when due; breach of certain covenants; breach of representations and warranties; default as to other indebtedness; cross default to occurrence of a default (whether or not resulting in acceleration) under any other agreement governing indebtedness in excess of $50,000,000; events of bankruptcy; the occurrence of one or more unstayed or undischarged judgments or attachments in excess of $50,000,000; dissolution; any of the loan documents shall cease to be in full force; the occurrence of a termination event; the waiver of a minimum funding standard; change of control; defaults under hedging agreements; environmental matters; subsidiary guarantor revocation; or the occurrence of the amortization date under the Company’s receivables securitization facility. The Credit Agreement also includes customary provisions protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes (including appropriate gross-up provisions).
Some of the lenders under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.
The foregoing description is only a summary and is qualified in its entirety by the Credit Agreement. Since the terms of the Credit Agreement may differ from the general information contained herein, you should only rely on the actual terms of the Credit Agreement, which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.
Receivables Purchase Agreement
On May 2, 2011, several wholly-owned subsidiaries of the Company entered into Amendment No. 4 to Third Amended and Restated Receivables Purchase Agreement (the “Amendment”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd, New York Branch and SunTrust Robinson Humphrey, Inc., as agents (the “Agents”), and certain parties affiliated with the Agents. The Amendment further amends the Third Amended and Restated Receivables Purchase Agreement among the parties, dated as of May 4, 2009, as previously amended (the “RPA”).
The Amendment extends the termination date of the Company’s receivables securitization program for three years, to May 2, 2014. It also changes various terms of the RPA relating to reserves and the manner in which the amount available under the program from time to time are determined.
Under the RPA and related documents, Energizer Battery, Inc. and Energizer Personal Care, LLC, U.S. operating subsidiaries of the Company, routinely sell a pool of U.S. accounts receivable, on a revolving basis, to Energizer Receivables Funding Corporation (“ERFC”), which is a bankruptcy-remote special purpose entity subsidiary of the Company. ERFC then sells undivided interests in the receivables to outside conduits, which may, under certain circumstances, purchase undivided interests in those receivables. The Agents provide a liquidity facility to ERFC and commit to purchase undivided interests in the receivables from it if the outside conduits fail or refuse to do so.

Some of the Agents under the RPA and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the Agents and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.
The foregoing description is only a summary and is qualified in its entirety by the RPA and the Amendment. The terms of the securitization program were described in the Company’s Current Report on Form 8-K dated May 6, 2009. The RPA was attached as an exhibit to that Current Report. Since the terms of the RPA and the Amendment may differ from the general information contained herein, you should only rely on the actual terms of the RPA and the Amendment, which is filed with this report as Exhibit 10.2 and is incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
Item 1.01 is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
See Exhibit Index.

3

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 6, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Revolving Credit Agreement dated as of May 6, 2011 among Energizer Holdings, Inc., a Missouri corporation, the institutions from time to time parties thereto as lenders and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent, Bank of America, N.A., and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as co-syndication agents and Citibank, N.A. and Suntrust Bank, as co-documentation agents.

10.2	Amendment No. 4 to Third Amended and Restated Receivables Purchase Agreement dated as of May 2, 2011 by and among Energizer Receivables Funding Corporation, as seller, Energizer Battery, Inc., as servicer, Energizer Personal Care, LLC, as sub-servicer, Three Pillars Funding LLC, as conduit and committed purchaser, Gotham Funding Corporation, and Victory Receivables Corporation as conduits, The Bank of Tokyo-Mitsubishi, UFJ, Ltd., New York Branch, as an agent, a committed purchaser and administrative agent, and SunTrust Robinson Humphrey, Inc., as an agent.